Exhibit 10.3

Technology Transfer Agreement

for

1.5MW Rotor Blade

Contract No.: MY-FD091116

Subject: Technology Transfer of 1.5MW Rotor Blade

Place of Signing: Zhongshan, Guangdong Province

Date: 20079.11.16

Party A: Zhongshan Mingyang Electrical Appliance Co., Ltd.

Address: Daling Administration District, the District of Torch Hi-tech Industrial Development Zone, Zhongshan, Guangdong

Zip code: 528437

Bank: Agricultural Bank of China, Zhongshan Torch Zone Branch

Account No.: 44-319101040004287

Tel.: 0760-5313262

Fax: 0760-5313162

Party B: Guangdong Ming Yang Wind Power Technology Co., Ltd

Address: Mingyang Industrial Park, Shabian Village, the District of Torch Hi-tech Industrial Development Zone, Zhongshan, GuangdongZip code: 528437

Bank: Agricultural Bank of China, Zhongshan Torch Zone Branch

Account No.: 44-319101040008866

Tel.: 0760-8587710

Fax: 0760-8588313

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RECITALS

1.

Party A entered into a Consignment Design Contract for 1.5MW Wind Turbines (hereinafter referred to as “Consignment Design Contract”) with Aerodyn Energiesysteme on December 22nd, 2005 (which has been filed with Department of Foreign Trade and Economic Co-operation of Guangdong Province on April 30th, 2006), under which Mingyang Electrical commissioned the design and development of the 1.5MW wind turbine technologies (hereinafter referred to as “Wind Turbine Technologies”) to Aerodyn Energiesysteme.

2.	Party A is entitled legitimately to use and own the Wind Turbine Technologies. Party A desires to transfer and assign the Wind Turbine Technologies to Party B who’s aware of the status quo of the Wind Turbine Technologies and desires to obtain from Transferor.

Under the “Contract Law” and through amicable negotiation, Party A and Party B agree on the transfer and assignment of the Wind Turbine Technologies, hereby entered into this Agreement for joint compliance by both parties.

ARTICLE 1

Transfer of Rights

Party A agrees upon this Agreement to transfer and assign the Wind Turbine Technologies that it possessed to Party B; Party B agrees upon this Agreement to obtain the aforesaid technologies. Information of the Wind Turbine Technologies subject to Schedule 5 of this Agreement.

ARTICLE 2

Delivery of Documentation

Party A agrees to transfer and assign to Party B in the manner described below, all technical documents, reports, drawings, specifications, manuals and any other relevant information.

Date of Delivery: within five working days as of effective date of this Agreement

Place of Delivery: domicile Party A

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ARTICLE 3

The following sets out the usage and transfer status of the Wind Turbine Technologies before this Agreement enters into effect:

1.	Wind Turbine Technologies licensed to others by Party A (Time and Manner):

A.	Party A shared Wind Turbine Technologies with on January 23rd, 2007. (Technology License)

B.	Party A shared Wind Turbine Technologies with on May 11th, 2007. (Technology License)

2.	Wind Turbine Technologies transferred or assigned to others by Party A (Time and Manner): Nil

ARTICLE 4

Technology Transfer Fee and Mode of Payment

Both Parties agree upon this Agreement the technology transfer fee to be RMB20,667,695.00 [equivalent to €1,956,500.00, (the original main part of the contract value was €1,900,000.00 with €56,500.00 supplemented)]. Specific mode and time of payment are set out as follows:

(1)	Payment of RMB10,000,000.00 within 7 days after the signing of this Agreement.

(2)	Paid the residual balance within 7 days after the delivery of Wind Turbine Technologies documentation.

ARTICLE 5

Representations and Warranties

1.	Party A guarantees that the Wind Turbine Technologies to be transferred were legally obtained and owned, and Party A is entitled to transfer such technologies. Before the signing of this Agreement, such technologies never infringed upon any third party rights, and there’s no creation of pledge or otherwise on such technologies by Party A.

2.	Party A assures that the Wind Turbines Technologies are in compliance with the design requirements of the Consignment Design Contract.

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3.	Party B assures the transfer fee to be paid in due time and in full; and the Wind Turbine Technologies transferred to be kept and used properly upon the delivery of Wind Turbine Technologies documentation by Party A. Party B will inherit and carry on the responsibilities and obligations of an Wind Turbines Technologies holder.

4.	Both parties shall take necessary actions to ensure the confidentiality of the Wind Turbine Technologies hereunder.

ARTICLE 7

Liability for Breach

1.	Party A and Party B shall exercise their rights and fulfill their respective obligations validly, to ensure the smooth execution of this Agreement. In the event of being affected by Force Majeure or contravening the latest laws and regulations promulgated by the government, this agreement could be terminated without bearing liability for breach by any party via mutual consultation.

2.	After signing, should any party unilaterally terminates this Agreement, or whose representations and warranties are untrue, or who’s unable to fulfill all part of this Agreement, the party in breach shall bear the responsibilities thus caused.

3.	Should be late in payment, Party B shall bear liquidated damages accordingly.

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